SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                        DEAN WITTER INCOME BUILDER FUND




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                          __                            __
                         |        _______________________ |
FORMULA:                 |       |                        |
                         |  /\ n |          ERV           |
                T =      |    \  |     -------------      |  - 1
                         |     \ |           P            |
                         |      \|                        |
                         |__                            __|

                T = AVERAGE ANNUAL COMPOUND RETURN
                n = NUMBER OF YEARS
              ERV = ENDING REDEEMABLE VALUE
                P = INITIAL INVESTMENT

                                                   (A)
  $1,000        ERV AS OF     NUMBER OF      AVERAGE ANNUAL        CUMULATIVE
INVESTED - P    30-Sep-96     YEARS - n    COMPOUND RETURN - T    TOTAL RETURN
------------    ---------     ---------    -------------------    ------------

  26-Jun-96       $981.00          0.26            N/A               -1.90%


(B) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)
(C) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

                          __                            __
                         |        _______________________ |
FORMULA:                 |       |                        |
                         |  /\ n |           EV           |
                t =      |    \  |     -------------      |  - 1
                         |     \ |           P            |
                         |      \|                        |
                         |__                            __|

                             EV
               TR =      ----------      - 1
                             P


                t = AVERAGE ANNUAL COMPOUND RETURN
                   (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
                n = NUMBER OF YEARS
               EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
                P = INITIAL INVESTMENT
               TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                 (B)                               (C)
  $1,000        EV AS OF        TOTAL        NUMBER OF       AVERAGE ANNUAL
INVESTED - P    30-Sep-96    RETURN - TR     YEARS - n     COMPOUND RETURN - t
------------    ---------    -----------     ---------     -------------------

  26-Jun-96     $1,031.00          3.10%         0.26              N/A

(D)             GROWTH OF $10,000
(E)             GROWTH OF $50,000
(F)             GROWTH OF $100,000

FORMULA:        G= (TR+1)*P
                G= GROWTH OF INITIAL INVESTMENT
                P= INITIAL INVESTMENT
                TR= TOTAL RETURN SINCE INCEPTION

                   TOTAL          (D)   GROWTH OF          (E)   GROWTH OF            (F)   GROWTH OF
INVESTED - P    RETURN - TR    $10,000 INVESTMENT - G    $50,000 INVESTMENT-G     $100,000 INVESTMENT - G
------------    -----------    ----------------------    --------------------     -----------------------
  26-Jun-96            3.10                   $10,310                 $51,550                    $103,100